United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 10/A
(Amendment No. 1)

GENERAL REGISTRATION FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Ford–Spoleti Holdings Inc.
(Exact name of registrant as specified in its charter)

NEVADA	20-1144153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

248 Route 25A, East Setauket, New York 11733
(Address of principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(631) 246-8184

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be registered	each class is to be registered
None	N/A
 Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share
Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" is Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Explanatory Note

Ford-Spoleti Holdings, Inc. which may be referred to herein as we, us or the Company, is filing this amendment to its Form 10 to add the Company’s audited financial statements for the Company’s fiscal year ended April 30, 2008 and the Company’s unaudited financial statements for the three month period ended July 31, 2008. The remainder of the Company’s Form 10 filed with the Securities and Exchange Commission (SEC) on June 13, 2008 remains unchanged.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ford-Spoleti Holdings, Inc.
East Setauket, New York

We have audited the accompanying consolidated balance sheets of Ford-Spoleti Holdings, Inc. and Subsidiaries (collectively, “Ford-Spoleti” or the “Company”) as of April 30, 2008 and 2007 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2008 and 2007 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has an accumulated deficit of $1,171,092 as of April 30, 2008 and had a loss from operations of $375,804 for the fiscal year ended April 30, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By:	/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
January 27, 2009

FORD-SPOLETI HOLDINGS, INC.
Consolidated Balance Sheets

ASSETS	April 30, 2008	April 30, 2007
CURRENT ASSETS:
Cash	$55,274	$10,167
Receivables	475,000	5,500
Due from related party	1,347	991
Total Current Assets	531,621	16,658

Other assets	-	50

Investment in joint venture	-	202,295
TOTAL ASSETS	$531,621	$219,003
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$768,662	$468,256
Notes payable	80,000	110,000
Notes payable – officer	435,146	525,147
Total Current Liabilities	1,283,808	1,103,403

Minority interest	66,905	37,774
Total Liabilities	1,350,713	1,141,177

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.0001 par value; 10,000,000 shares authorized
Series A Preferred stock at $0.001 par value; 2,000,000 shares designated; none issued or outstanding	-	-
Series B Convertible Preferred stock at $0.001 par value; 2,000,000 shares issued and outstanding	2,000	2,000
Common stock at $0.001 par value; 300,000,000 shares authorized; 31,450,000 shares issued and outstanding	31,450	31,450
Additional paid-in capital	318,828	318,828
Accumulated deficit	(1,171,092)	(1,274,174)
Less treasury stock, 278,420 shares at par	(278)	(278)
Total Stockholders’ Deficit	(819,092)	(922,174)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$531,621	$219,003

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statements of Operations

	For the Fiscal Year Ended April 30, 2008	For the Fiscal Year Ended April 30, 2007
Operating expenses:
Officers’ compensation	$72,000	$72,000
Selling, general and administrative	303,804	119,268
Loss from operations	(375,804)	(191,268)

Other income (expense):
Interest expense, net	(74,630)	(74,924)
Equity in loss of joint venture	(123,082)	(450,032)
Gain on sale of joint venture	705,729	-
Total other income (expense)	508,017	(524,956)

Income (loss) before minority interest	132,213	(716,224)

Minority interest	(29,131)	6,826

Net income (loss)	$103,082	$(709,398)
Net income (loss) per common share – basic and diluted	$0.00	$(0.02)

Weighted average number of common shares outstanding – basic and diluted	31,171,580	31,171,580

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statement of Stockholders’ Deficit
For the Fiscal Years Ended April 30, 2008 and 2007

	Class B Preferred Shares	Amount	Common Shares	Amount	Additional Paid-in Capital	Treasury Stock	Amount	Accumulated Deficit	Total
Balance, May 1, 2006	2,000,000	$2,000	31,450,000	$31,450	$318,828	278,420	$(278)	$(564,776)	$(212,776)

Net loss								(709,398)	(709,398)

Balance, April 30, 2007	2,000,000	2,000	31,450,000	31,450	318,828	278,420	(278)	(1,274,174)	(922,174)

Net income								103,082	103,082

Balance, April 30, 2008	2,000,000	$2,000	31,450,000	$31,450	$318,828	278,420	$(278)	$(1,171,092)	$(819,092)

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statements of Cash Flows

	For the Fiscal Year Ended April 30, 2008	For the Fiscal Year Ended April 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ( loss)	$103,082	$(709,398)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss from joint venture	123,082	430,352
Gain on sale of joint venture	(705,729)	-
Minority interest in (gain) loss of joint venture	29,131	(6,826)
Changes in operating assets and liabilities:
Increase (decrease) in receivables	5,500	(5,500)
Increase in due from related party	(356)	(991)
Decrease in other assets	50	4,345
Increase in accounts payable and accrued expenses	340,348	221,773
Net Cash Used in Operating Activities	(104,892)	(66,065)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash received on sale of joint venture	275,000	-
Net Cash Provided by Investing Activities	275,000	-
CASH FLOWS FROM FINANCING ACTIVITIES
Loans from officer	-	11,791
Repayments to officer	(95,001)	(14,989)
Proceeds from loans	-	30,000
Repayments of loans	(30,000)	-
Minority interest	-	44,600
Net Cash Provided by (Used in) Financing Activities	(125,001)	71,402

NET INCREASE IN CASH	45,107	5,337

CASH AT BEGINNING OF YEAR	10,167	4,830
CASH AT END OF YEAR	$55,274	$10,167

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest paid	$-	$2,000
Taxes paid	$-	$-

NON-CASH INVESTING ACTIVITIES
Receivable for sale of joint venture	$475,000	$-
See accompanying notes to the consolidated financial statements.

 Ford-Spoleti Holdings, Inc.
April 30, 2008 and 2007
Notes to the Consolidated Financial Statements

Note 1 - ORGANIZATION AND OPERATIONS

Ford-Spoleti Holdings Inc. (“FSH”) was incorporated under the laws of the State of Nevada on April 12, 2004, for the purpose of among other things acquiring and renovating real estate property.

On March 19, 2004, Spoleti Development, LLC (SD) was incorporated under the laws of the State of New York. On April 12, 2004 SD became a 100% subsidiary of the Company.

Ford-Spoleti Holdings, Inc. entered into a co-ownership, joint venture and management agreement on October 20, 2005, with 140 Belle Mead LLC (LLC).

140 Belle Mead Joint Venture (“BMJV”) was formed by this agreement for the purpose of acquiring and renovating an office building located at 140 North Belle Mead Road, Setauket, New York (the “Property”).  BMJV has a December 31, calendar year end.

In February, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) entered into a joint venture agreement with Future Five Inc. (“FFI”) as co-owners and tenants in common and gave FFI a 5% interest in FSH’s interest in BMJV. The brother of the president of the Company owns 100% of FFI.

On February 6, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) incorporated Annie’s Enchanted Gardens, Inc. (“AEG”); a 100% owned New York State Corporation, for the purpose of acquiring an existing business. At this time, AGE has not found a business to acquire.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the accounts of Ford-Spoleti Holdings, Inc. and all of its controlled subsidiaries.  All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets. The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that there were no impairments of long-lived assets as of April 30, 2008 or 2007.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

Fair Value of Financial Instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.  The Company’s notes payable and notes payable – officer approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at April 30, 2008 and 2007.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic and diluted net loss per common share has been calculated by dividing the net income (loss) for the period by the basic and diluted weighted average number of common shares outstanding. There were no potentially dilutive shares outstanding at April 30, 2008 or 2007.

Revenue Recognition

The Company recognizes revenue from its customers on a monthly basis, when per the lease it supplies space in the property and the passage of time expires on a monthly basis.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) ”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the year ending April 30, 2010, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting. Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2009 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged.  SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $ 1,171,092 as of April 30, 2008 and had a loss from operations of $375,804 for the fiscal year ended April 30, 2008.

While the Company is attempting to increase revenues, the Company’s cash position may not be sufficient enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 4 – RECEIVABLES

On September 28, 2007, the Company entered in to an agreement with 140 Belle Mead LLC for the sale of the Company’s equity interest in 140 Belle Mead Road to LLC for $725,000 and the assumption of all liabilities of the joint venture. LLC paid $250,000 upon the signing of the agreement and the balance of $475,000 was paid in September 2008.

Note 5 - RELATED PARTY TRANSACTIONS

The husband of the president of the Company has charged the Company administration fees for the fiscal years ended April 30, 2008 and 2007 in the sum of $30,000 and $38,750, respectively.

The brother of the president of the Company acquired a 5% interest in the Company’s 40% interest in a joint venture, in February, 2007 for $44,600. As of April 30, 2007, the investment decreased by $6,826 for losses from the joint venture. During the fiscal year ended April 30, 2008, the investment decreased by $6,155 for losses from the joint venture and increased from the sale of the joint venture by $35,286.

Note 6 - NOTES

	2008	2007
Notes Payable
$ 30,000, 10%, Secured Note Payable ( a )	$10,000	$30,000
$ 30,000, 14%/18%,Secured Note Payable( b )	20,000	30,000
$ 50,000, 9%, Convertible Senior Secured Note ( c )	50,000	50,000
	$80,000	$110,000

Notes payable - officer
Ann T. Ford-Spoleti Note Payable ( d )	$35,146	$125,147
Ann T. Ford-Spoleti Note Payable ( d )	400,000	400,000
	$435,146	$525,147

(a)  The note is due on demand and has an interest rate of 18%, per annum.

(b)  The loan was due on September 3, 2006 and had an interest rate of 14%, per annum. The note was extended to January 3, 2007 with interest increasing to 18%, per annum. This note is past due.

(c)  The note was a two (2) year note due on May 7, 2007.  The note has an interest rate of 9%, per annum, payable in cash or common stock of the Company on a quarterly basis at the note holder’s option.  The conversion rate is $ .50 per share for the life of the loan.  The loan is secured by all the assets of the company.  This note is past due.

(d)  The notes are due on demand and have an interest rate of 10%, per annum. These notes are past due.

Note 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following

	April 30,	April 30,
	2008	2007
Accounts payable	$-	$140
Accrued professional fees	196,760	56,113
Accrued officers salary payable	264,000	192,000
Accrued administrative expense	102,000	80,000
Accrued interest payable	205,902	140,003
	$768,662	$468,256

Note 8 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 300,000,000 shares of common stock and 10,000,000 shares of preferred stock both having a par value of $0.001 per share.

Preferred Stock

The terms of the Preferred Stock, or any series thereof, may be determined from time to time by the Board of Directors. Such shares may be convertible into Common Stock and may have rank superior to the Common Stock in the payment of dividends, liquidation rights, voting and other rights, preferences and privileges. Future shares of Preferred Stock may be issued by the Company without submitting a proposal regarding the issuance of such shares to a vote of holders of Common Stock. The Company in the future could issue Preferred Stock in a situation designed to discourage a tender offer. The Company has no present plans to issue any shares of Preferred Stock.

The Company is authorized to issue 10,000,000 shares of Preferred Stock, with a par value of $0.01 per share.

Upon its organization the Company issued 1,100,000 Class B Preferred Shares to Ann T. Ford-Spoleti for their par value of $0.001 per share or $1,100 and 900,000 Class B Shares Preferred to Serendipitous Miracles, LLC. Mrs. Ford-Spoleti and her husband, Peter Spoleti, are the managers and sole equity holders of Serendipitous Miracles, LLC.

The Class B Preferred Stock is identical in respects to the common stock and votes with the common stock, except that each share of Class B Preferred Stock is entitled to 10 votes on all matters and is to be treated as ten shares of common stock with respect to any dividends and distributions.

Common Stock

Holders of Common Stock are entitled to one vote per share.

Compensation Benefit Plan

Pursuant to an April, 2004 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2004 Compensation Benefit Plan (the “Plan”) whereby it reserved for issuance up to 2,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company are eligible to participate in the Plan.

The Board of Directors of the Company designated Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion, the term of any option may not exceed 10 years

No options have been granted or outstanding under the Plan as of April 30, 2008.

Note 9 - JOINT VENTURE AGREEMENT

On October 20, 2005, Ford-Spoleti Holdings, Inc. (FSH) entered into a joint venture and co-ownership agreement with 140 Belle Mead LLC (LLC) for the property at 140 North Belle Mead Road in Setauket, New York.

The co-ownership was owned 60% by 140 Belle Mead LLC (LLC) and 40% by Ford-Spoleti Holdings, Inc. (FSH).

Upon the execution of this agreement LLC received $70,000 for the construction management.  LLC will be responsible for leasing the tenant spare and would be paid a leasing commission.

Note 10 - OPERATING AGREEMENT

On October 20, 2005, the Company entered into Management Agreement with Soundview Property Management, Inc. (“Managing Agent”) to provide the management and control of the day-to-day operations of the property, and the maintenance of the Property for a five (5) percent management fee.

Note 11 - JOINT VENTURE SHARE AGREEMENT

In February, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) entered into a joint venture agreement with Future Five Inc. (“FFI”) as co-owners and tenants in common a 5% interest in FSH’s 40% interest in BMJV. The president of FFI is the brother of the president of the Company.

Note 12 - SUBSEQUENT EVENT

On September 25, 2008, the Company closed on the sale of the joint venture. The Spoleti’s assumed several liabilities from a third party and pledged their personal stock in the Company as security. The Company is required to issue 50,000 shares of common stock to the stock transfer agent, which the Company valued at $5,000.

FORD-SPOLETI HOLDINGS, INC.
Consolidated Balance Sheets

ASSETS
Current Assets:
	April 30, 2008 (Unaudited)	July 31, 2008

Cash	$100	$55,274
Receivables-others	475,000	475,000
Receivables- related party	-	1,347
Total current assets	475,100	531,621

TOTAL ASSETS	$475,100	$531,621

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$808,761	$768,662
Loans payable	70,000	80,000
Officer loans	405,142	435,146
Total current liabilities	1,283,903	1,283,808

	-
	-
Minority interest payable	66,905	66,905
TOTAL LIABILITIES	1,350,808	1,350,713
Commitments and Contingencies
Stockholders’ deficit:
Preferred stock at $0.001 par value; 10,000,000 shares authorized
Series A Preferred stock at $0.001 par value; 2,000,000 shares designated; none issued or outstanding	-	-
Series B Convertible Preferred stock at $0.001 par value; 2,000,000 shares issued and outstanding	2,000	2,000
Common stock at $0.001 par value; 300,000,000 shares authorized; 31,450,000 shares issued and outstanding	31,450	31,450
Additional paid-in capital	318,828	318,828
Accumulated deficit	(1,227,708)	(1,171,092)
Less treasury stock, 278,420 shares at par	(278)	(278)
Total Stockholders’ Deficit	(875,708)	(819,092)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$475,100	$531,621

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.
Consolidated Statements of Operations
For the Three Months Ended July 31,

	2008 (Unaudited)	2007 (Unaudited)
Operating expenses:
Officers’ compensation	$18,000	$18,000
Selling, general and administrative	25,998	15,719
Loss from operations	43,998	33,719

Other income (expense):
Interest expense, net	(12,618)	(16,772)
Equity in gain (loss) of joint venture	-	(73,849)
Minority interest	-	3,692
Total other income (expense)	(12,618)	(86,929)

Net (loss)	$(56,616)	$(120,648)
Basic and diluted loss per common share from operations	$(0.00)	$(0.00)

Weighted average common shares outstanding	31,450,000	31,450,000

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.
Consolidated Statements of Cash Flows
For the Three Months Ended July 31,

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net ( loss)	$(56,616)	$(120,648)
Adjustments to reconcile net loss to net cash (used) in operating activities:
Loss from joint venture	-	73,849

Minority interest share of loss from joint venture	-	(3,692)
Changes in operating assets and liabilities:

Decrease in due from related party	1,347	-

Increase in accounts payable and accrued expenses	40,099	39,749
	-
	-
Net cash used by operating activities	(15,170)	(10,742)

FINANCING ACTIVITIES
Officers loan proceeds	-	1,000
Officers loan repayment	(30,004)
Loans payable repayments	(10,000)
Net Cash Provided by Financing Activities	(40,004)	1,000

Decrease in cash	(55,174)	(9,742)

Cash at beginning of period	55,274	10,167
Cash at end of period	$100	$425

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$0	$0

See accompanying notes to the consolidated financial statements.

 Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 1- ORGANIZATION AND OPERATIONS

Ford-Spoleti Holdings Inc. (“FSH”) was incorporated in Nevada on April 12, 2004, for the purpose of among other things acquiring and renovating real estate property. The fiscal year of the Company ends on April 30. On March 19, 2004, Spoleti Development, LLC (SD) was incorporated in the State of New York. Ford-Spoleti Holdings, Inc. and Subsidiaries (the “Company”) was formed on April 12, 2004 when SD became a 100% subsidiary of the Company.

On April 29, 2004, Ford-Spoleti Holdings, Inc. (“FSH”) entered into an investment exchange agreement with Cross Capital Fund, LLC (“Fund”).  The fund desires to purchase preferred stock of the Company in exchange for the Company becoming a member of the fund. As of December 12, 2007 this agreement was terminated with the fund in exchange for 25,000 shares of the Company’s common stock. The Company accepted the Fund proposal to forgo the 25,000 shares in exchange for the forgiveness of the $1,500 receivable.

The Company entered into a co- ownership, joint venture and management agreement in Setauket, New York on October 20, 2005, with 140 Belle Mead LLC (LLC). 140 Belle Mead Joint Venture (“BMJV”) was formed by this agreement for the purpose of acquiring and renovating an office building located at 140 North Belle Mead Road, Setauket, New York (“the Property”).  BMJV has a December 31, calendar year end.

In February, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) entered into a joint venture agreement with Future Five Inc. (“FFI”) as co-owners and tenants in common a 5% interest in FSH’s interest in BMJV. The brother-in-law of the president of the Company owns 100% of FFI. On September 28, 2007 the Company sold its interest to the joint venture.

On February 6, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) incorporated Annie’s Enchanted Gardens, Inc. (“AEG”); a 100% owned New York State Corporation, for the purpose of acquiring an existing business. At this time, AEG has not found a business that it intends to invest in.

Note 2- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

The consolidated financial statements of the Company include all adjustments, which will include only normal recurring adjustments, which are, in the opinion of management, necessary to present fairly the results of operation of the Company.

The consolidated financial statements include the accounts of Ford-Spoleti Holdings, Inc. (“FSH”),  100% of  Spoleti Development LLC (“SD”) and 100% of Annie’s Enchanted Gardens, Inc. (“AEG”) from inception (February 6, 2007), (collectively the Company).  All significant inter-company transactions and balances have been eliminated in consolidation.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Construction Cost

Costs of renovating the property are significantly expanding the rental capacity of existing property. Costs are capitalized and amortized using the straight line method over the life of the property.

Construction Interest

Interest costs during renovating the property are capitalized and amortized using the straight line method over the life of the mortgage.

Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed.  If the review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company provides for the tax effects of the transactions reported in the financial statement.  The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting.  The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  As of October 31, 2008 the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company’s financial position because the deferred tax asset related to the Company’s net operating loss carry forward was fully offset by a valuation allowance.

Fair Value

The Company’s financial instruments as defined by SFAS No. 107, “Disclosure about Fair Value of Financial Instruments”, include cash, advances to affiliate, trade accounts receivable, investment in securities available-for-sale, restricted cash, accounts payable and accrued expenses and short-term borrowings.  All instruments other than the investment in securities available-for-sale are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value as at April 30, 2008 and 2007.

Earnings loss per share

The Company adopted SFAS No. 128, which provides for the calculation of the “basic” and “diluted” earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income available to common stockholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings similar to fully diluted earnings per share.  There were no dilutive shares outstanding as of July 31, 2008 or 2007.

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

The Company recognizes revenue from its customers on a monthly basis, when per the lease it supplies space in the property and the passage of time expires on a monthly basis.

Newly Issued Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008.  Commencing with its annual report for the fiscal year ending April 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement:

• Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

• Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

• Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.
In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged.  SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 2- SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassification

Certain amounts for the years ended April 30, 2007 and 2006 have been reclassified to conform to the current period.

Note 3- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of $1,227,708, at July 31, 2008, and a working capital deficit of $808,805, respectively.

These factors indicate that the Company’s continuation as a going concern is dependent upon its ability to obtain adequate financing.

The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing.  The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress developing new properties and fully renting the developed new property.

Note 3- RELATED PARTY TRANSACTIONS

For the three months ended July 31, 2008 and 2007 the sum of $7,500 and $7,500 was charged as administration fees by the husband of the president of the Company.

The brother-in-law of the president of the Company acquired a 5% interest in the Company’s 40% interest in the 140Belle Mead joint venture in February, 2007 for $44,600 and as of July 31, 2008 the investment had a book value of $ 66,905.

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 4 – Notes Payable Notes payable

	July 31, 2008	July 31,2007

$ 30,000,10%/18%, Secured Note Payable( a )	0	0

$ 30,000, 14%/18%,Secured Note Payable( b )	20,000	30,000
$ 50,000, 9%, Convertible Senior Secured Note ( c)	50,000	50,000

Related Party Loans
Ann T. Ford-Spoleti Note Payable ( d )	0	0
Ann T. Ford-Spoleti Note Payable ( e )	405,142	435,146
	475,142	515,146
Less current portion payable	475,142	515,146

Long Term portion of notes payable	0	0

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 6- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable and Accrued Expenses consisted of the following

	July 31, 2008	July 31, 2007

Accounts Payable	0	140
Accrued professional fees	196,760	51,013
Accrued officers salary payable	282,000	210,000
Accrued administrate expense	109,500	87,500
Accrued interest payable	218,520	159,207
Total Accounts Payable	$818,505	$507,860

Note 7-   PREFERRED STOCK

PREFERRED STOCK – SERIES A

The Company is authorized to issue 10,000,000 shares of Preferred Stock, with par value of $ 0.001 per share.  On April 29, 2004 the Company received a subscription for 2,000,000 shares of Series A Preferred Stock for a $ 2,000,000 membership’s interest in the Fund. This agreement was canceled on December 12, 2007.

Preferred Stock Rights and Privileges

The preferred stock has a six percent (6%) per annum dividend payable in equal quarterly installments and is cumulative. At the Company’ option, the quarterly dividend can be paid either in cash or in the form of shares of the Company’s common stock, based upon the average closing bid price for Company’s common stock for the twenty (20) trading days preceding dividend payment date (the “Average Quarterly Common Share Price”).
The Preferred Stock shall be convertible in shares of the Company’s common stock, at any time, at the option of the Fund.  The conversion rate shall be fixed upon each Investment Date ( a “Conversion Rate”) and shall be calculated as lower of (1) ninety-five (95%) of the average closing bid prices for the Company’s common stock for the twenty (20) trading days immediately after the Company’s common stock is approved for

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 7-   PREFERRED STOCK (continued)

quotation on either the OTCBB the “Pink Sheets” or any other US stock exchange or (2) the closing bid price on the 20th day after the Company’s common stock is approved for quotation on either the OTCBB, the “Pink Sheets” or any other US stock exchange, however, the conversion price shall not be less than $ .05. The Preferred Stock has no liquidation preference. The holders of the Preferred Stock shall not be entitled to any voting rights.

Preferred Stock – Series A Rights and Privileges (continued)

The 2,000,000 shares of Series A Preferred Stock was subscribed to in accordance with an April 24, 2004 Investment Exchange Agreement (the “Agreement”) with Cross Capital Fund, LLC.  (“Cross Capital”).  The Company entered into the Agreement that provides for Cross Capital to make an equity investment in the Company and the Company will receive from Cross Capital an Investor Membership Interest in an aggregate amount equal to $ 2,000,000 over the next twelve months.  The first equity to be investment was to take place in May 2004.  The 2,000,000 shares were issued in exchange for the Investor Membership Interest.  The Preferred shares convert to the Company’s Class A Common Shares as set forth in the agreement, as stated above but not less than $ 0.05 per share. The Company, in April 2004 set aside 2,000,000 shares of Series A Stock to Cross Capital, a Fund consisting of other investments, principally convertible into shares of publicly held companies.  The Preferred shares were issued at a stated value of $ 2,000,000, and each share is convertible into Class A common stock at the conversion price of as stated above, but not less than $ 0.05 per share.  The Fund plans when the Company is listed on the pink sheets, or other exchanges to liquidate its security holdings and provide cash distributions to each of the investors.  Because the distributions from the Fund are not reasonably assured, the Fund investment is classified as a contra equity account in the accompanying balance sheet, in a manner similar to stock subscription receivable accounting.  This receivable will be reduced as the cash distributions are realized.  This financing includes the issuance of a two year warrant to purchase 2,000,000 shares of Class A common stock at $ 0.10 per share.  These warrants expired in April, 2006. On December 12, 2007, the Fund cancelled is subscription agreement in exchange for receiving 25,000 shares of common stock, which the Company valued at $2,500 and charged to expense. The Company accepted the Fund proposal to forgo the 25,000 shares in exchange for the forgiveness of the $1,500 receivable.

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 8 -   COMMON STOCK

The Company is authorized to issue 310,000,000 shares of Common Stock, with par value of $ 0.001 per share on April 12, 2004.
The Company is authorized to issue 10,000,000 shares of Preferred Stock, with par value of $ 0.001 per share out of the 310,000,000 shares of Common Stock.  The Company is authorized to issue up to 10,000,000 shares of Class B Common stock out of the 300,000,000 shares of Common Stock, with par value of $ 0.001 per share.  At inception, the Company issued 278, 420 shares of Common Stock to Spoleti Development LLC for a transfer by an officer of the Company. Par value has been assigned to these shares.

COMMON STOCK – CLASS A

On April 12, 2004 the Company issued 31,450,000 shares of Class A Common Stock at par value. As at December 12, 2007, the Company is showing the 25,000 shares as issue to Cross Capital Fund as outstanding. The Company recorded $2,500 as settlement expense. As at October 31, 2008, the Company is showing the 50,000 shares to the stock transfer agent. The Company recorded $5,000 as shareholders expense. The Company accepted Cross Capital Fund proposal to forgo the 25,000 shares in exchange for the forgiveness of  the $1,500 receivable. The Company recorded a $500 charge to income in this transaction.

COMMON STOCK – CLASS B

On April 12, 2004 the Company issued 2,000,000 shares of Class B Common Stock at $320,550. Class B can be converted into Class A Common Stock on a one to one basis. The Class B Common Stock has ten to one voting rights over Class A Common Stock.

COMPENSATION BENEFIT PLAN

In 2004, the Company established the 2004 Compensation Benefit Plan with a 2,500,000 share maximum. No shares have been awarded to date.

Note 9- JOINT VENTURE AGREEMENT

On October 20, 2005, Ford-Spoleti Holdings, Inc. (FSH) entered into a joint venture and co-ownership agreement with 140 Belle Mead LLC (LLC) for the property at 140 North Belle Mead Road in Setauket, New York.

The co-ownership will be owned 60% by 140 Belle Mead LLC (LLC) and 40% by Ford-Spoleti Holdings, Inc. (FSH).

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 9- JOINT VENTURE AGREEMENT (continued)

The projected required capital at October 20, 2005 was $1,808,352 and was to be shared 50% by LLC and 50% by FSH.  It was agreed that FSH had capital contributed to October 20, 2005 of $1,014,975, LLC would pay FSH $ 200,000 and then the required $200,000 Pine Barrens obligation would be satisfied by LLC.  Therefore, FSH would only need to contribute $89,201 to meet the required capital.  Thereafter, FSH and LLC would share future capital needs on a 50-50 basis.

Profit and Losses Sharing

The Operational and Capital Transactions will be shared 60% by LLC, and 40% by FSH.    (Thereafter, all capital transactions would be at 50%-50%).  Upon the execution of this agreement LLC will receive $70,000 for the construction management.  LLC will be responsible for leasing the tenant spare and would be paid a leasing commission.

Sale of Joint Venture

On September 28, 2007, the Company entered in to an agreement with 140 Belle Mead LLC for the selling of the Company’s equity interest to LLC for $725,000. LLC paid $250,000 up on the signing of the agreement and the balance is due on January 31, 2008.
.

Note 10- OPERATING AGREEMENT

On October 20, 2005, the Company entered into Management Agreement with Soundview Property Management, Inc. (“Managing Agent”) to provide the management and control of the day-to-day operations of the property, and the maintenance of the Property for a five (5) percent management fee.

Note 11- INVESTMENT EXCHANGE AGREEMENT

The investment exchange agreement between Ford-Spoleti Holdings, Inc. and Cross Capital Fund, LLC (the fund) is as followed.  The Fund desires to make a $2,000,000 equity investment in the Company in exchange for 2,000,000 shares of preferred stock.  The Company desires to make a capital contribution of $2,000,000 into the Fund in exchange for receiving an Investor Membership Interest in the Fund.  The Managing Member of the Fund has agreed to assume the normal costs and expenses of operating the Fund through May 31, 2007, in exchange for receiving a $10,000 monthly participation

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 11- INVESTMENT EXCHANGE AGREEMENT (continued)

fee payable in preferred stock of FSH.  After the first year, the Fund may request the fee be payable in fair trading Common Stock- Class A.  The Fund has elected to continue to take preferred stock as of October 31, 2007.  The preferred stock has a 6% cumulative, per annual dividend payable in cash or in the form of shares of the Company’s Class A Common Stock at the Company’s option. The cumulative dividends and fees would have amounted to 827,952 shares of Common stock.

On December 12, 2007, the Fund cancelled is subscription agreement in exchange for receiving 25,000 shares of common stock, which the Company valued at $2,500 and charged to operations. The Company accepted the Fund proposal to forgo the 25,000 shares in exchange for the forgiveness of the $1,500 receivable.

Note 12-   COMMITMENTS AND CONTINGENCIES

The Company is a co-owner of a building through a joint venture which has a $ 2,098,376 mortgage and construction note payable which was pass due. The Company has entered into a sale agreement, with 140 Belle Mead LLC (“LLC”), of the Company’s interest in the joint venture whereby, LLC assumes all the liabilities of the joint venture and pays the Company $725,000.

The Company does not rent an office at this time.

Note 13-   JOINT VENTURE SHARE AGREEMENT

In February, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) entered into a joint venture agreement with Future Five Inc. (“FFI”) as co-owners and tenants in common a 5% interest in FSH’s 40% interest in BMJV. The president of FFI is the brother-in-law of the president of the Company.

Note 14-   SALE OF JOINT VENTURE

 On September 28, 2007, the Company entered in to an agreement with 140 Belle Mead LLC for the selling of the Company’s equity interest to LLC for $725,000 and the assumption of all liabilities of the joint venture. LLC paid $250,000 up on the signing of the agreement and the balance of $475,000 is due on January 31, 2008. The Company has agreed to extend the payment due date by ninety days or until the LLC can get a new mortgage.

Ford-Spoleti Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months ended July 31, 2008 and 2007 (Unaudited)

Note 15-   RIGHT TO ACQUIRE REAL ESTATE

On March 12, 2008, the Company entered in to an agreement to purchase the rights to acquire a piece of real estate for $ 1,250,000. The Company shall make a down payment of $ 6,000 within 45 to 60 days of signing of the contract of sale which is subject to the
Company securing a mortgage on the property. The Company let the option expire without incurring any expense.

Note 16 – SUBSEQUENT EVENTS

On September 25, 2008, the sale of the Joint Venture closed. The Company was released from all mortgages with the Bank of Smithtown. The Company settled some of the notes payable outstanding. The Company’s officers pledge their Company common stock and guaranteed some of their creditors payments of some of the Company’s loans as well as their personal loans.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Capacity	Date

/s/ Anne Ford Spoleti Anne Ford Spoleti	Chief Executive Officer, President and Principal Financial Accounting Officer	February 18, 2009